UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 2, 2007

Paladin Realty Income Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-113863	20-0378980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Blvd., Suite 1400 Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 996-8704

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 2, 2007, a subsidiary of Paladin Realty Income Properties, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Pheasant Run Apts, LS, Limited Partnership, a Florida limited partnership (“Seller”) for the purchase of Pheasant Run Apartments located at 1102 NE Independence Avenue, Lee’s Summit, Missouri (“Pheasant Run”). The Company subsidiary is KC Pheasant Associates, LLC (“KC Pheasant”), a single-purpose Delaware limited liability company formed for the purpose of the acquisition. The Company owns a 97.5% interest in KC Pheasant, and affiliates of JTL Properties, a Kansas City-based real estate investment and management company, own the remaining 2.5% interest.

The contract purchase price for Pheasant Run is $8,250,000 exclusive of transaction costs and financing fees. In connection with the closing, KC Pheasant will either (1) assume the existing mortgage loan on the property in the amount of approximately $6,265,187 (which has a fixed rate of 5.44% with a 10-year term, maturing on October 1, 2013) or (2) refinance the existing loan with a 10-year interest only loan expected to have an aggregate principal amount of approximately $6,250,000. KC Pheasant’s obligation to consummate the transaction under the Purchase Agreement is subject to the completion of standard due diligence inspections and conditioned upon receipt of approval from the holder of the mortgage loan regarding such assumption.

Pheasant Run is a recently renovated apartment community with an aggregate of 112,000 square feet of rentable area in its 160 units and was approximately 91% occupied as of August 1, 2007. The Company believes that the property is suitable and adequate for its intended purpose and is adequately covered by insurance.

The operating agreement will provide that the Company’s investment will be treated as preferred equity and the Company will receive a priority preferred return of 9.0% on its invested equity.

The Company’s board of directors has approved the formation of KC Pheasant, the joint venture with JTL Properties and KC Pheasant’s acquisition of Pheasant Run.

Management anticipates that the acquisition of Pheasant Run by KC Pheasant will be consummated in the third quarter of 2007. Although management believes that the acquisition of Pheasant Run by KC Pheasant is probable, the closing of such acquisition is subject to a number of conditions, and there can be no guarantee that such acquisition will be consummated.

A copy of the Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Purchase and Sale Agreement by and between Pheasant Run Apts, LS, Limited Partnership and KC Pheasant Associates, LLC dated as of August 2, 2007.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALADIN REALTY INCOME PROPERTIES, INC.

Date: August 8, 2007	By:	/s/ John A. Gerson
John A. Gerson
Chief Financial Officer

EXHIBIT INDEX

10.1	Purchase and Sale Agreement by and between Pheasant Run Apts, LS, Limited Partnership and KC Pheasant Associates, LLC dated as of August 2, 2007.